Exhibit 10.49

Certain identified information has been excluded because it is both not material and is the type of information the registrant treats as private or confidential. Redactions are indicated by [***].

The MARC Tower 1 129 Rivonia Road Sandton Johannesburg South Africa 2196

P O Box 783347 Sandton South Africa 2146

Docex 152 Randburg

tel +2711 269 7600

info@ENSafrica.com

ENSafrica.com

AMENDED AND RESTATED ZAR155,000,000 SECURED TERM LOAN FACILITY AGREEMENT

originally entered into on 30 August 2024, as amended and restated in the form set out herein on the Amendment and Restatement Effective Date (as defined below)

entered into between

RENERGEN LIMITED

(as Borrower)

and

THE STANDARD BANK OF SOUTH AFRICA LIMITED (ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION)

law | tax | forensics | IP

Edward Nathan Sonnenbergs Incorporated registration number 2006/018200/21(as Lender)

TABLE OF CONTENTS

Clause number and description Page

1.
DEFINITIONS AND INTERPRETATION 3
2.
THE FACILITY 18
3.
PURPOSE 18
4.
CONDITIONS OF UTILISATION 19
5.
UTILISATION 20
6.
REPAYMENT 21
7.
PREPAYMENT AND CANCELLATION 21
8.
INTEREST 22
9.
INTEREST PERIODS 23
10.
CHANGES TO THE CALCULATION OF INTEREST 23
11.
FEES 24
12.
TAX GROSS-UP AND INDEMNITIES 24
13.
INCREASED COSTS 28
14.
OTHER INDEMNITIES 29
15.
MITIGATION BY THE LENDER 29
16.
COSTS AND EXPENSES 29
17.
REPRESENTATIONS 30
18.
INFORMATION UNDERTAKINGS 35
19.
GENERAL UNDERTAKINGS 37
20.
EVENTS OF DEFAULT 44
21.
CHANGES TO PARTIES 49
22.
SET-OFF 49
23.
NOTICES 50
24.
CALCULATIONS AND CERTIFICATES 51
25.
PARTIAL INVALIDITY 52
26.
REMEDIES AND WAIVERS 52
27.
AMENDMENTS AND WAIVERS 52
28.
CONFIDENTIAL INFORMATION 54
29.
CONFIDENTIALITY OF FUNDING RATES 56
30.
RENUNCIATION OF BENEFITS 57
31.
COUNTERPARTS 57

32.
WAIVER OF IMMUNITY 58
33.
SOLE AGREEMENT 58
34.
NO IMPLIED TERMS 58
35.
GOVERNING LAW 58
36.
ENFORCEMENT 58

Schedule 1 – Conditions Precedent i

Schedule 2 – Form of Utilisation Request iv

Schedule 3 – Existing Security v

Schedule 4 - Disclosure Schedule vi

Schedule 5 - Group Structure Chart ix

This Agreement which was originally entered into on the Original Signature Date (as defined below) and which was amended and restated in the form set out herein on the Amendment and Restatement Effective Date made between:

(A)
Renergen Limited (Registration No. 2014/195093/06), a limited liability company duly registered and incorporated in accordance with the laws of South Africa, as borrower (the "Borrower"); and

(B)
The Standard Bank of South Africa Limited (acting through its Corporate and Investment Banking division) (Registration No. 1962/000738/06), a limited liability company and registered bank duly incorporated in accordance with the laws of South Africa, as lender (the "Lender").

It is agreed as follows:

1.
DEFINITIONS AND INTERPRETATION

1.1.
Definitions

In this Agreement:

1.1.1.
"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

1.1.2.
"Amendment and Restatement Agreement" means the agreement between the Borrower, the Lender, Mitchell and Marani (in their capacities as Security Providers), dated 12 December 2025, pursuant to which, among other things, this Agreement is amended and restated in the form set out herein;

1.1.3.
"Amendment and Restatement Effective Date" means the date on which this Agreement was amended and restated, in accordance with the provisions of the Amendment and Restatement Agreement;

1.1.4.
"Anti-Corruption Laws" means, in relation to a person, the Bribery Act, 2010, the United States Foreign Corrupt Practices Act, 1977 and any similar laws or regulations in any jurisdiction where it is incorporated or conducts business relating to bribery, corruption or any similar practices;

1.1.5.
"ASPSA" means ASP Isotopes South Africa Proprietary Limited (Registration No. 2021/701779/07), a limited liability company incorporated in accordance with the laws of South Africa, whose registered address is at 109 Sovereign Drive, Route 21 Corporate Park, Irene, Gauteng, 0184;

1.1.6.
"ASPSA Term Loan Agreement" means the term loan facility agreement, dated 19 May 2025, between ASPSA (as lender) and the Borrower, pursuant to which ASPSA make a term loan facility in an aggregate principal amount of up to USD30,000,000 (thirty million United States Dollars) available to the Borrower, which principal amount is anticipated to be increased to USD35,000,000 (thirty-five million United States Dollars);

1.1.7.
"ASPI" means ASP Isotopes Inc. (Delaware file number: 6228898), a company incorporated in accordance with the laws of the State of Delaware in the United States of America whose registered office is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808 and whose principal place of business is at 601 Pennsylvania Avenue NW, South Building, Suite 900, Washington, DC 20004;

1.1.8.
"Agreement" means this Agreement and its Schedules;

1.1.9.
"Auditors" means the auditors of the Group from time to time, being one of BDO, PwC, EY, KPMG or Deloitte or any other firm approved in advance by the Lender (such approval not to be unreasonably withheld or delayed);

1.1.10.
"Authorisation" means an authorisation, consent, approval, resolution, licence, permit, exemption, filing, notarisation, lodgement or registration;

1.1.11.
"Availability Period" means the period commencing on the Effective Date and ending on the date that falls 1 (one) Month before the Repayment Date;

1.1.12.
"Available Commitment" means the Commitment minus:

1.1.12.1.
the amount of the outstanding Loan; and

1.1.12.2.
in relation to any proposed Utilisation, the amount of the Loan that is due to be made on or before the proposed Utilisation Date;

1.1.13.
"Break Costs" means the amount (if any) by which:

1.1.13.1.
the interest which the Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

1.1.13.2.
the amount which the Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period;

1.1.14.
"Business Day" means a day (other than a Saturday, a Sunday or official public holiday) on which banks are open for general business in Johannesburg;

1.1.15.
"Borrower Cession and Pledge Agreement" means the second reversionary pledge and cession in securitatem debiti entered into on the Original Signature Date between the Borrower (as cedent) and the Lender (as cessionary), pursuant to which the Borrower pledges and cedes to the Lender in securitatem debiti its reversionary rights, claims and interest in and to its shares in (and shareholder loan claims against) Tetra4 and its rights, claims and interests in and to its bank accounts from time to time;

1.1.16.
"Code" means the US Internal Revenue Code of 1986;

1.1.17.
"Commitment" means ZAR155,000,000 (one hundred and fifty-five million Rand), to the extent not cancelled, reduced or transferred by it under this Agreement;

1.1.18.
"Confidential Information" means all information relating to the Borrower, the Group, the Finance Documents or the Facility of which the Lender becomes aware in its capacity as, or for the purpose of becoming, a Lender or its successor(s) which is received by the Lender in relation to, or for the purpose of becoming a Lender under, the Finance Documents or the Facility from the Borrower or any member of the Group or any of its advisers, or in the case of a transferee Lender, from the Lender or any of its Affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

1.1.18.1.
information that:

1.1.18.1.1.
is or becomes public information other than as a direct or indirect result of any breach by the Lender of Clause 28 (Confidential Information); or

1.1.18.1.2.
is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

1.1.18.1.3.
is known by the Lender before the date the information is disclosed to it in accordance with Clause 1.1.18 or is lawfully obtained by the Lender after that date, from a source which is, as far as the Lender is aware, unconnected with the Group and which, in either case, as far as the Lender is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

1.1.18.2.
any Funding Rate;

1.1.19.
"Confidentiality Undertaking" means a confidentiality undertaking substantially in the recommended form of the Loan Market Association or in any other form agreed between the Borrower and the Lender;

1.1.20.
"Companies Act" means the Companies Act, 2008;

1.1.21.
"CRT" means CRT Investments (RF) Proprietary Limited (Registration No. 2014/157242/07), a company with limited liability duly registered and incorporated under the laws of South Africa;

1.1.22.
"CRT Guarantee Cession and Pledge Agreement" means the limited guarantee, pledge and cession agreement entered into on or about the Original Signature Date between CRT (as guarantor, pledgor and cedent) and the Lender, pursuant to which CRT provides a limited guarantee to the Lender and pledges its shares in (and cedes in securitatem debiti all its rights, claims and interest against) the Borrower to the Lender, as security for the Secured Obligations (as defined therein), as released and cancelled pursuant to the Amendment and Restatement Agreement;

1.1.23.
"CRT Substitute Guarantee and Cession Agreement" means the limited guarantee and cession agreement entered into, or to be entered into, between CRT (as guarantor and cedent) and the Lender on or before the Amendment Effective Date, pursuant to which CRT provides a limited guarantee to the Lender and cedes in securitatem debiti all its rights, claims and interest against NTIGT, including, without limitation, its claims under the Participating Loan Agreement, to the Lender, as security for the Secured Obligations (as defined therein);

1.1.24.
"DFC" means the United States International Development Finance Corporation, an agency of the United States of America, being the successor in interest to OPIC pursuant to the Better Utilization of Investments Leading to Development Act of 2018, 22 U.S.C. §§9601 et seq.;

1.1.25.
"Default" means an Event of Default or any event or circumstance specified in Clause 20 (Events of Default) which would (with the expiry of any applicable grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default;

1.1.26.
"Delaware" means the State of Delaware, United States of America;

1.1.27.
"Discharge Date" means the date on which the Lender confirms to the Borrower, in writing, that (i) all the obligations of the Borrower under the Finance Documents have been fully, finally, unconditionally and irrevocably paid and discharged; and (ii) that the Lender has no further commitment to provide finance or any other form of credit or financial accommodation whatsoever to any person under any Finance Document;

1.1.28.
"Disruption Event" means either or both of:

1.1.28.1.
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

1.1.28.2.
the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

1.1.28.2.1.
from performing its payment obligations under the Finance Documents; or

1.1.28.2.2.
from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted;

1.1.29.
"Distribution" has the meaning given to this term in the Companies Act, 2008 and cognate expressions such as "Distribute" and "Distributing" shall have a corresponding meaning;

1.1.30.
"Effective Date" means the date on which the Lender delivered the notification contemplated in Clause 4.1 (Initial conditions precedent), being 30 August 2024;

1.1.31.
"Environment" means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

1.1.31.1.
air (including, without limitation, air within natural or man-made structures, whether above or below ground);

1.1.31.2.
water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

1.1.31.3.
land (including, without limitation, land under water);

1.1.32.
"Environmental Claim" means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law;

1.1.33.
"Environmental Law" means any applicable law or regulation which relates to:

1.1.33.1.
the pollution or protection of the Environment;

1.1.33.2.
harm to or the protection of human health;

1.1.33.3.
the conditions of the workplace; or

1.1.33.4.
the generation, handling, storage, use, release, emission or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste;

1.1.34.
"Environmental Permits" means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of the Borrower or any member of the Group conducted on or from the properties owned or used by the Borrower or any member of the Group;

1.1.35.
"Event of Default" means any event or circumstance specified as such in Clause 20 (Events of Default);

1.1.36.
"Existing Funding Agreements" means:

1.1.36.1.
the written facility agreement dated on or about 20 December 2021 between IDC (as lender) and Tetra4 (as borrower), pursuant to which IDC made a facility in a principal amount of ZAR160,704,000 (one hundred and sixty million seven hundred and four thousand Rand) available to Tetra4, as amended on 10 October 2023;

1.1.36.1.
the written facility agreement dated on or about 20 August 2019 between OPIC, whose assets and liabilities were subsequently transferred to DFC (as lender) and Tetra4 (as borrower), pursuant to which a facility in an principal amount of USD40,000,000 (forty million United States Dollars) was made available to Tetra4, as amended from time to time prior to the Original Signature Date, and after the Effective Date to defer the latest date to achieve Project Completion (as defined therein) to 31 January 2026 and as amended from time to time after the Effective Date;

1.1.36.2.
the written term loan agreement dated on or about 11 April 2014 between Molopo (as lender) and Tetra4 (as borrower), pursuant to which Molopo advanced a loan in a principal amount of R50,000,000 (fifty million Rand) to Tetra4; and

1.1.36.3.
the written debenture subscription agreement between the Borrower (as issuer) and AIRSOL SRL, dated 25 August 2023, pursuant to which the Borrower issued 7 (seven) unsecured convertible redeemable debentures with an aggregate issue price of ZAR130,611,900 (one hundred and thirty million six hundred and eleven thousand nine hundred Rand).

1.1.37.
"Existing Lender Consent Date" means the date on which the last of the following consents have been obtained to the satisfaction of the Lender:

1.1.37.1.
a written consent issued by IDC in relation to the Existing Funding Agreement to which it is a party, pursuant to which IDC consents, to the extent required thereunder, to: (i) the creation of the Security Interests contemplated by the Transaction Security Documents; and (ii) the entry into the Transaction Security Documents by the Transaction Obligors; and

1.1.37.2.
a written consent issued by DFC in relation to the Existing Funding Agreement to which it is a party, pursuant to which DFC consents, to the extent required thereunder, to: (i) the creation of the Security Interests contemplated by the Transaction Security Documents; and (ii) the entry into the Transaction Security Documents by the Transaction Obligors; and

1.1.37.3.
a written consent issued by DFC in relation to the Existing Funding Agreement to which it is a party, pursuant to which DFC defers the latest date to achieve Project Completion (as defined therein) and waives the occurrence of the Events of Default under that Existing Funding Agreement resulting from the Borrower’s failure to: (i) achieve Project Completion (as defined therein) by 30 April 2024; and (ii) comply in a timely manner with its obligations under Section3.3 (iii) to (ix) (both inclusive) of the Request for Consent thereunder, dated 12 March 2024 and pursuant to which the parties amend the definition of Project Completion in the Existing Funding Agreement to which DFC is a party accordingly;

1.1.38.
"Existing Security” means the Security Interests, Quasi-Security and other collateral and support created by any Transaction Obligor for the obligations of Tetra4 under the Existing Funding Agreements, listed in Schedule 3 (Existing Security);

1.1.39.
"Facility" means the secured term loan facility made available under this Agreement as described in Clause 2 (The Facility);

1.1.40.
"FATCA" means:

1.1.40.1.
sections 1471 to 1474 of the Code or any associated regulations;

1.1.40.2.
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in Clause 1.1.40.1; or

1.1.40.3.
any agreement pursuant to the implementation of any treaty, law or regulation referred to in Clause 1.1.40.1 or Clause 1.1.40.2 with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;

1.1.41.
"FATCA Application Date" means:

1.1.41.1.
in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

1.1.41.2.
in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within Clause 1.1.41.1, the first date from which such payment may become subject to a deduction or withholding required by FATCA;

1.1.42.
"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA;

1.1.43.
"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction;

1.1.44.
"Fee Letter" means any letter or letters entered into after the Original Signature Date between the Lender and the Borrower setting out any fees payable under this Agreement;

1.1.45.
"Finance Document" means:

1.1.45.1.
this Agreement;

1.1.45.2.
the Amendment and Restatement Agreement;

1.1.45.3.
with effect from the date on which is concluded in terms of Clause 19.27 (Conditions subsequent to the Amendment and Restatement Agreement), the Subordination Agreement;

1.1.45.4.
any Fee Letter;

1.1.45.5.
each Transaction Security Document; and

1.1.45.6.
any other document designated as such by the Lender and the Borrower;

1.1.46.
"Financial Indebtedness" means any indebtedness for or in respect of:

1.1.46.1.
moneys borrowed;

1.1.46.2.
any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

1.1.46.3.
any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

1.1.46.4.
the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a balance sheet liability;

1.1.46.5.
receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

1.1.46.6.
any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other Clause of this definition having the commercial effect of a borrowing;

1.1.46.7.
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

1.1.46.8.
any amount raised by the issue of shares which are redeemable;

1.1.46.9.
any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

1.1.46.10.
the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in Clauses 1.1.46.1 to 1.1.46.9;

1.1.47.
"FMA" means the Financial Markets Act, 2012;

1.1.48.
"Funding Rate" means any individual rate notified by the Lender pursuant to Clause 10.3.1.2;

1.1.49.
"Group" means the Borrower and each of its Subsidiaries, being as at the Amendment and Restatement Effective Date, Tetra4;

1.1.50.
"Group Structure Chart" means the group structure chart in the agreed form and as set out in Schedule 5 (Group Structure Chart);

1.1.51.
"Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary;

1.1.52.
"IDC" means Industrial Development Corporation of South Africa Limited, a corporation established under section 2 of the Industrial Development Corporation Act, 1940;

1.1.53.
"IFRS" means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements;

1.1.54.
"Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest);

1.1.55.
"Interpolated Screen Rate" means, in relation to any Loan, the rate (rounded to the same number of decimal places as the Screen Rate) which results from interpolating on a linear basis between:

1.1.55.1.
the Screen Rate for the longest period (for which the Screen Rate is available) which is less than the Interest Period of that Loan; and

1.1.55.2.
the Screen Rate for the shortest period (for which the Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of 11am (Johannesburg time);

1.1.56.
"JIBAR" means, in relation to any Loan the applicable Screen Rate:

1.1.56.1.
as of 11:00 am Johannesburg time the offering of deposits in ZAR for a period equal in length to the Interest Period of the relevant Loan; or

1.1.56.2.
as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate); and

if in either case, that rate is less than zero, then JIBAR shall be deemed to be zero;

1.1.57.
"Johannesburg Market" means the South African interbank market;

1.1.58.
"Lender’s Legal Counsel" means Edward Nathan Sonnenbergs Inc. (t/a ENS);

1.1.59.
"Legal Fees and Expenses" means the amount of all legal fees (plus VAT thereon) payable by the Borrower to the Lender's Legal Counsel and all disbursements (plus VAT on such disbursements) incurred in connection with the negotiation and preparation of this Agreement and the other Finance Documents;

1.1.60.
"Legal Reservations" means:

1.1.60.1.
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

1.1.60.2.
the time barring of claims under the Prescription Act, 1969, and the defences of set-off or counterclaim;

1.1.60.3.
similar principles, rights and defences under the laws of South Africa; and

1.1.60.4.
any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions;

1.1.61.
"Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan;

1.1.62.
"Mahlako" means Mahlako Gas Energy Limited (Registration No. 2023/826238/07), a company incorporated in accordance with the laws of South Africa;

1.1.63.
"Mahlako Fund" means Mahlako Energy Fund I Partnership, acting through Mahlako Energy Fund Proprietary Limited (Registration No. 2019/107411/07), a company incorporated in South Africa;

1.1.64.
"Marani" means Stefano Marani (Identity Number [***]), an adult male South African citizen currently residing in the US;

1.1.65.
"Marani Guarantee Cession and Pledge Agreement" means the limited guarantee, pledge and cession agreement entered into on or about the Original Signature Date between Marani (as guarantor, pledgor and cedent) and the Lender, pursuant to which Marani provides a limited guarantee to the Lender and pledges its shares in (and cedes in securitatem debiti all its rights, claims and interest against) MATC to the Lender, as security for the Secured Obligations (as defined therein);

1.1.66.
"Margin" means:

1.1.66.1.
from Amendment and Restatement Effective Date to and the date falling three months after the Amendment and Restatement Effective Date, 9% (nine percent); and

1.1.66.2.
thereafter, 11% (eleven percent) per annum;

1.1.67.
"MATC" means MATC Investments (RF) Proprietary Limited (Registration No. 2014/164829/07), a company with limited liability duly registered and incorporated under the laws of South Africa;

1.1.68.
"MATC Guarantee Cession and Pledge Agreement" means the limited guarantee, pledge and cession agreement entered into on or about the Original Signature Date between MATC (as guarantor, pledgor and cedent) and the Lender, pursuant to which MATC provides a limited guarantee to the Lender and pledges its shares in (and cedes in securitatem debiti all its rights, claims and interest against) the Borrower to the Lender, as security for the Secured Obligations (as defined therein), as released and cancelled pursuant to the Amendment and Restatement Agreement;

1.1.69.
"MATC Substitute Guarantee and Cession Agreement" means the limited guarantee and cession agreement entered into, or to be entered into, between MATC (as guarantor and cedent) and the Lender on or before the Amendment Effective Date, pursuant to which MATC provides a limited guarantee to the Lender and cedes in securitatem debiti all its rights, claims and interest against NTIGT, including, without limitation, its claims under the Participating Loan Agreement, to the Lender, as security for the Secured Obligations (as defined therein);

1.1.70.
"Material Adverse Effect" means a material adverse effect on:

1.1.70.1.
the business, operations, property, condition (financial or otherwise) or prospects of Tetra4, the Borrower and/or the Group taken as a whole;

1.1.70.2.
the ability of the Borrower or any Security Provider to perform any of its obligations under the Finance Documents; or

1.1.70.3.
the validity or enforceability of any of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents;

1.1.71.
"Molopo" means Molopo Energy Limited (Registration No. ACN003152154), a company incorporated in accordance with the laws of Australia;

1.1.72.
"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

1.1.72.1.
subject to Clause 1.1.72.3, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

1.1.72.2.
if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

1.1.72.3.
if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end,

the above rules will only apply to the last Month of any period;

1.1.73.
"Mitchell" means Nicholas Michael Mitchell (Identity Number [***]), an adult male South African citizen who resides in South Africa;

1.1.74.
"Mitchell Guarantee Cession and Pledge Agreement" means the limited guarantee, pledge and cession agreement entered into, on or about the Original Signature Date between Mitchell (as guarantor, pledgor and cedent) and the Lender, pursuant to which Mitchell provides a limited guarantee to the Lender and pledges its shares in (and cedes in securitatem debiti all its rights, claims and interest against) CRT to the Lender, as security for the Secured Obligations (as defined therein);

1.1.75.
"OPIC" means the Overseas Private Investment Corporation, an agency of the United States of America;

1.1.76.
"Original Financial Statements" means:

1.1.76.1.
in relation to the Borrower, the audited consolidated financial statements for the Group for the financial year ended February 2025; and

1.1.76.2.
in relation to Tetra4, its audited financial statements for the financial year ended February 2025;

1.1.77.
"Original Signature Date" means 30 August 2024, being the date on which this Agreement was originally signed by the last Party signing in time;

1.1.78.
"Participating Loan Agreement" means the agreement between each of MATC and CRT (as lenders) and NTIGT (as borrower), entered into on or before the Amendment and Restatement Effective Date, pursuant to which, among other things, MATC and CRT sell their shares in the Borrower to NTIGT in exchange for a convertible profit participating loan claims against NTIGT;

1.1.79.
"Party" means a party to this Agreement;

1.1.80.
"Permitted Financial Indebtedness" means:

1.1.80.1.
any Financial Indebtedness incurred under the Finance Documents;

1.1.80.2.
any Financial Indebtedness:

1.1.80.2.1.
incurred under or permitted by an Existing Funding Agreement before the Original Signature Date or resulting from the capitalisation of fees or interest (including Default interest) payable on such Financial Indebtedness after the Original Signature Date; or

1.1.80.2.2.
permitted pursuant to a specific consent granted to Tetra4 under an Existing Funding Agreement before the Original Signature Date;

1.1.80.3.
any Financial Indebtedness permitted under clause 19.6 below (No guarantees or indemnities);

1.1.80.4.
any Financial Indebtedness incurred by a member of the Group in favour of any other member of the Group that is subordinated to the claims of the Lender; or

1.1.80.5.
any Financial Indebtedness incurred by with the prior written consent of the Lender;

1.1.81.
"Phase 1" means the initial phase of the development and commercialisation of a natural gas and helium field gas field in Virginia, South Africa by Tetra4, as presented by the Borrower to the Lender and including (without limitation) the sinking of 12 (twelve) wells;

1.1.82.
"Phase 2" means the second phase of the development and commercialisation of a natural gas and helium field gas field in Virginia, South Africa by Tetra4, as presented by the Borrower to the Lender and including (without limitation) the sinking of further wells and the construction of gas infrastructure;

1.1.83.
"Quasi-Security" has the meaning given to it in Clause 19.3 (Negative pledge);

1.1.84.
"Refinancing" means any arrangement pursuant to which the Borrower repays all or a portion of the Loan out of the proceeds of any new Financial Indebtedness raised by it or by an Affiliate of the Borrower, and "Refinance" shall have a corresponding meaning;

1.1.85.
"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund;

1.1.86.
"Repayment Date" means the 31 March 2026;

1.1.87.
"Repeating Representations" means each of the representations set out in Clauses 17 (Representations), other than Clauses 17.8 (Insolvency and Financial Distress) to 17.10 (No filing or stamp taxes), 17.13 (Financial statements) to 17.16 (No breach of laws), 17.21 (Taxation) to 17.23 (Security and Financial Indebtedness);

1.1.88.
"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian appointed by a Finance Party;

1.1.89.
"NTIGT" means NTIGT Investment Proprietary Limited (Registration No. 2025/684449/07), a company with limited liability duly registered and incorporated under the laws of South Africa;

1.1.90.
"NTIGT Restructure" means the restructure of the shareholding of Mitchell and Marani in the Borrower, pursuant to which:

1.1.90.1.
Marani and Mitchell (or their respective nominees) incorporate NTIGT;

1.1.90.2.
if they are not the holders of all the ordinary shares in NTIGT, Marani and Mitchell jointly subscribe for a controlling preferred share in NTIGT; and

1.1.90.3.
MATC and CRT sell their shares in the Borrower to NTIGT, against the creation of a profit participating convertible loan claim against NTIGT, in accordance with the provisions of the Participating Loan Agreement;

1.1.91.
"NTIGT Guarantee, Pledge and Cession Agreement" means the limited guarantee and cession agreement entered into, or to be entered into, between NTIGT (as guarantor, pledgor and cedent) and the Lender on or before the Amendment and Restatement Effective Date, pursuant to which NTIGT provides a limited guarantee to the Lender and pledges its shares in (and cedes in securitatem debiti all its current and future rights, claims and interest in and against) the Borrower and ASPI to the Lender, as security for the Secured Obligations (as defined therein);

1.1.92.
"Screen Rate" means the mid-market rate for deposits in ZAR for the relevant period before any correction, recalculation or republication by the administrator which appears on the Reuters Screen SAFEY Page alongside the caption "YIELD" at the applicable time (or any replacement Reuters page which displays that rate, or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters). If such page or service ceases to be available, the Lender may specify another page or service displaying the appropriate rate after consultation with the Borrower;

1.1.93.
"Scheme" means the arrangement pursuant to which an offer by ASPI to acquire 100% (one hundred percent) of the issued shares in the Borrower by way of a scheme of arrangement to be proposed to the shareholders of the Borrower by the independent board of directors of the Borrower in terms of section 114(1)(d) of the Companies Act is implemented in accordance with:

1.1.93.1.
the firm intention letter issued by ASPI to the board of directors of the Borrower on 19 May 2025; and

1.1.93.2.
the combined circular to shareholders of the Borrower issued by the Borrower and ASPI on 12 June 2025;

1.1.94.
"Scheme Implementation Date" means the date on which the Scheme is implemented, which is, as at the Signature Date, expected to be 30 January 2026;

1.1.95.
"Security" means a mortgage bond, notarial bond, cession in security, charge, pledge, hypothec, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

1.1.96.
"Security Provider" means the Borrower, Tetra4, MATC, CRT or NTIGT or any other person from time to time who provides or is required to provide a Security Interest in favour of the Lender under a Transaction Security Document, it being recorded that Tetra4 ceased to be a Security Provider on the Amendment and Restatement Effective Date;

1.1.97.
"Signature Date" means the date of the signature of the Party last signing this Agreement in time;

1.1.98.
"South Africa" means the Republic of South Africa;

1.1.99.
"Subordination Agreement" means the subordination agreement between the Lender (as senior creditor), ASPSA (as subordinating creditor) and the Borrower (as debtor), pursuant to which ASPA subordinates its current and future rights, claims and interest against the Borrower under the ASPSA Term Loan Agreement in favour of the Lender;

1.1.100.
"Subsidiary" means a "subsidiary" as this term is defined in the Companies Act, 2008 and shall include any person who would, but for not being a "company" under the Companies Act, 2008, qualify as a "subsidiary" as defined in the Companies Act, 2008, which includes, but is not limited to Tetra4;

1.1.101.
"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

1.1.102.
"Tetra4" means Tetra4 Proprietary Limited (Registration No. 2005/012157/07), a company with limited liability duly registered and incorporated under the laws of South Africa;

1.1.103.
"Tetra4 Limited Guarantee and Reversionary Cession Agreement" means the second reversionary cession in securitatem debiti entered into or to be entered into between Tetra4 (as cedent) and the Lender (as cessionary), pursuant to which Tetra4 provides a limited guarantee to the Lender and cedes in securitatem debiti its reversionary rights, claims and interest in and to specified bank accounts of Tetra4 to the Lender, as cancelled with effect from the Amendment Effective Date in terms of the Amendment and Restatement Agreement;

1.1.104.
"Transaction Obligor" means the Borrower, CRT, Marani, MATC, Mitchell or NTIGT and any other person that becomes (or is required to become) a Security Provider after the date of this Agreement;

1.1.105.
"Transaction Security" means the Security created or expressed to be created in favour of the Lender pursuant to the Transaction Security Documents;

1.1.106.
"Transaction Security Documents" means each of:

1.1.106.1.
the Borrower Cession and Pledge Agreement;

1.1.106.2.
the CRT Guarantee Cession and Pledge Agreement, until it is released in accordance with Clause 6 (Releases and Permitted Transfers) of the Amendment and Restatement Agreement;

1.1.106.3.
the Marani Guarantee Cession and Pledge Agreement;

1.1.106.4.
the MATC Guarantee Cession and Pledge Agreement, until it is released in accordance with Clause 6 (Releases and Permitted Transfers) of the Amendment and Restatement Agreement;

1.1.106.5.
the Mitchell Guarantee Cession and Pledge Agreement;

1.1.106.6.
the Tetra4 Limited Guarantee and Reversionary Cession Agreement, until it is released in accordance with Clause 7 (Further Releases) of the Amendment and Restatement Agreement;

1.1.106.7.
the MATC Substitute Guarantee and Cession Agreement;

1.1.106.8.
the CRT Substitute Guarantee and Cession Agreement;

1.1.106.9.
the NTIGT Guarantee, Pledge and Cession Agreement; and

1.1.106.10.
together with any other document creating or expressed to create any Security over all or any part of its assets in respect of the obligations of the Borrower under any of the Finance Documents; and

1.1.106.11.
any other document designated as such in writing by the Lender and the Borrower;

1.1.107.
"Unpaid Sum" means any sum due and payable but unpaid by the Borrower under the Finance Documents;

1.1.108.
"US" means the United States of America;

1.1.109.
"US Tax Obligor" means:

1.1.109.1.
the Borrower, if it is resident for tax purposes in the US; or

1.1.109.2.
the Borrower or Tetra4 is some or all of its payments under the Finance Documents are from sources within the US for US federal income tax purposes;

1.1.110.
"Utilisation" means a utilisation of the Facility;

1.1.111.
"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made;

1.1.112.
"Utilisation Request" means a notice substantially in the form set out in Schedule 2 (Utilisation Request);

1.1.113.
"VAT" means:

1.1.113.1.
any value added tax as provided for in the Value Added Tax Act, 1991;

1.1.113.2.
any general service tax; and

1.1.113.3.
any other tax of a similar nature; and

1.1.114.
"ZAR" means South African Rand, the lawful currency of South Africa.

1.2.
Construction

1.2.1.
Unless a contrary indication appears, any reference in this Agreement to:

1.2.1.1.
the "Lender", any "Party", or any other person shall be construed so as to include its successors in title, permitted cessionaries and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

1.2.1.2.
a document in "agreed form" is a document which is previously agreed in writing by or on behalf of the Borrower and the Lender or, if not so agreed, is in the form specified by the Lender;

1.2.1.3.
"assets" includes present and future properties, revenues and rights of every description;

1.2.1.4.
"authority" includes any court or any governmental, intergovernmental or supranational body, agency, department or any regulatory, self-regulatory or other authority;

1.2.1.5.
a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

1.2.1.6.
the use of the word "including" followed by specific examples will not be construed as limiting the meaning of the general wording preceding it, and the eiusdem generis rule must not be applied in the interpretation of such general wording or such specific examples;

1.2.1.7.
"guarantee" means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

1.2.1.8.
"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

1.2.1.9.
"dispose" means, in relation to any asset, it is sold, leased, transferred, encumbered or otherwise disposed of (including pursuant to the enforcement of an encumbrance) and "disposal" shall have a corresponding meaning;

1.2.1.10.
a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

1.2.1.11.
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

1.2.1.12.
a provision of law is a reference to that provision as amended or re-enacted; and

1.2.1.13.
a time of day is a reference to Johannesburg time.

1.2.2.
The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

1.2.3.
Clause and schedule headings are for ease of reference only.

1.2.4.
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.2.5.
A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been remedied or waived.

1.2.6.
If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in an interpretation clause, effect shall be given to it as if it were a substantive provision of the relevant Finance Document.

1.2.7.
Unless inconsistent with the context, an expression in any Finance Document which denotes the singular includes the plural and vice versa.

1.2.8.
The Schedules to any Finance Document form an integral part thereof and a reference to a "Clause" or a "Schedule" is a reference to a clause of, or a schedule to, this Agreement.

1.2.9.
The rule of construction that, in the event of ambiguity, a contract shall be interpreted against the party responsible for the drafting thereof, shall not apply in the interpretation of the Finance Documents.

1.2.10.
The expiry or termination of any Finance Documents shall not affect those provisions of the Finance Documents that expressly provide that they will operate after any such expiry or termination or which of necessity must continue to have effect after such expiry or termination, notwithstanding that the clauses themselves do not expressly provide for this.

1.2.11.
The Finance Documents shall to the extent permitted by applicable law be binding on and enforceable by the administrators, trustees, permitted cessionaries, business rescue practitioners or liquidators of the Parties as fully and effectually as if they had signed the Finance Documents in the first instance and reference to any Party shall be deemed to include such Party’s administrators, trustees, permitted cessionaries, business rescue practitioners or liquidators, as the case may be.

1.2.12.
Where figures are referred to in numerals and in words in any Finance Document, if there is any conflict between the two, the words shall prevail.

1.2.13.
Unless a contrary indication appears, where any number of days is to be calculated from a particular day, such number shall be calculated as including that particular day and excluding the last day of such period.

1.3.
Third party rights

1.3.1.
Except as expressly provided for in this Agreement or in any other Finance Document, no provision of any Finance Document constitutes a stipulation for the benefit of any person who is not a party to that Finance Document.

1.3.2.
Notwithstanding any term of any Finance Document, the consent of any person who is not a party to that Finance Document is not required to rescind or vary that Finance Document at any time except to the extent that the relevant variation or rescission (as the case may be) relates directly to the right conferred upon any applicable third party under a stipulation for the benefit of that party that has been accepted by that third party.

2.
THE FACILITY

Subject to the terms of this Agreement, the Lender makes available to the Borrower a ZAR term loan facility in an aggregate amount equal to the Commitment.

3.
PURPOSE

3.1.
Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards:

3.1.1.
85% (eighty-five percent) of all amounts borrowed by it under the Facility towards subscribing for ordinary shares in Tetra4 to enable Tetra4 to finance its working capital requirements, including for the construction of Phase 2 and debt service obligations (including funding debt service reserve requirements) under the Existing Funding Agreements; and

3.1.2.
15% (fifteen percent) of all amounts borrowed by it under the Facility towards financing its own working capital requirements, including payment of the arrangement fee under Clause 11.1 (Arrangement fee) and the Legal Fees and Expenses, including any applicable VAT thereon.

3.2.
Monitoring

The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.
CONDITIONS OF UTILISATION

4.1.
Initial conditions precedent

The Borrower may not deliver a Utilisation Request unless the Lender has received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Lender. The Lender was required to notify the Borrower promptly upon being so satisfied and did so on 30 August 2024.

4.2.
Further conditions precedent

The Lender will only be obliged to make the Facility available, if on the date of the Utilisation Request and on the proposed Utilisation Date:

4.2.1.
no Default is continuing or would result from the proposed Loan;

4.2.2.
the Repeating Representations to be made by the Borrower are true in all material respects;

4.2.3.
there has been no Material Adverse Effect;

4.2.4.
in relation to any Utilisation that results in the Available Commitment being less than ZAR51,666,667 (fifty-one million six hundred and sixty-six thousand six hundred and sixty seven Rand), the Lender:

4.2.4.1.
the Existing Lender Consent Date has occurred and the Borrower has fulfilled each of the conditions stipulated in Clause 19.26, it being recorded that the Existing Lender Consent Date has occurred and the Borrower has fulfilled each of the conditions stipulated in Clause 19.26;

4.2.4.2.
has received a written report, dated 8 August 2024, issued to the Lender (in form and substance to its satisfaction) by Tom Pivonka, from Pivonka Helium Consulting LLC, being an independent technical adviser acceptable to the Lender appointed by (and at the cost of) the Borrower or Tetra4, which report confirms that helium has continuously been produced by Tetra4 in Virginia, South Africa since 30 July 2024, it being recorded that the written report has been received in form and substance satisfactory to the Lender;

4.2.4.3.
has received evidence (in form and substance to its satisfaction) of the successful completion of a full helium production test, conducted over a period of no less than 7 (seven) continuous days, by Sargent & Lundy; and

4.2.4.4.
has received evidence (in form and substance to its satisfaction) that the Borrower:

4.2.4.4.1.
has, after the Original Signature Date, raised a cash amount of not less than ZAR80,000,000 (eighty million

Rand) through an issue of shares in the capital of the Borrower; or

4.2.4.4.2.
has procured commitments by shareholders or prospective shareholders of the Borrower, to inject an aggregate cash amount of not less than ZAR80,000,000 (eighty million Rand) in the Borrower through a subscription for shares in the Borrower, a subscription for convertible shares in the Borrower and/or the advance of subordinated shareholder loans to the Borrower, in each case, by no later than 15 November 2024, which was subsequently extended to 31 January 2025 and on terms acceptable to the Lender.

4.3.
Maximum number of Loans

The Borrower may not deliver more than 2 (two) Utilisation Requests.

5.
UTILISATION

5.1.
Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilisation Request not later than 3 (three) Business Days (or such shorter period as the Lender may permit) before the proposed Utilisation Date.

5.2.
Completion of a Utilisation Request

5.2.1.
A Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

5.2.1.1.
the proposed Utilisation Date is a Business Day within the Availability Period; and

5.2.1.2.
the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount).

5.2.2.
Only one Loan may be requested in a Utilisation Request.

5.3.
Currency and amount

5.3.1.
The currency specified in a Utilisation Request must be ZAR.

5.3.2.
At any time before the Borrower has fulfilled its obligation under sub-clause 19.26.1.1 of Clause 19.26 (Conditions subsequent), the amount of the proposed Loan must be an amount which is not, when aggregated with the principal amount of every other Loans, more than 50% (fifty percent) of the Commitment.

5.3.3.
At any time after the Borrower has fulfilled its obligation under sub-clause 19.26.1.1 of Clause 19.26 (Conditions subsequent), the amount of the proposed Loan must be an amount which is no more than the Available Commitment.

5.4.
Cancellation of Commitment

The Commitment which, at that time, is unutilised shall be immediately cancelled at the end of the Availability Period.

6.
REPAYMENT

6.1.
Repayment of Loan

The Borrower shall repay the Loan made to it in full on or before the Repayment Date.

6.2.
Reborrowing

The Borrower may not reborrow any part of the Facility which is repaid.

7.
PREPAYMENT AND CANCELLATION

7.1.
Mandatory Prepayment – Illegality

If it becomes unlawful for the Lender to perform any of its obligations as contemplated by this Agreement or to maintain its participation in any Loan:

7.1.1.
the Lender shall promptly notify the Borrower upon becoming aware of that event;

7.1.2.
upon the Lender so notifying the Borrower, the Available Commitment of the Lender will be immediately cancelled; and

7.1.3.
the Borrower shall repay all amounts owed to the Lender under this Agreement on the earlier of: (i) the last day of the Interest Period during which the notice in Clause 7.1.1 is delivered (or, if this results in less than 10 (ten) Business Days' notice, the last day of the next Interest Period); and (ii) the last day of any applicable grace period permitted by law.

7.2.
Voluntary cancellation

The Borrower may, if it gives the Lender not less than 5 (five) Business Days (or such shorter period as the Lender may agree) prior notice, cancel the whole or any part of the Available Commitment.

7.3.
Voluntary prepayment of Loan

7.3.1.
The Borrower may, if it gives the Lender not less than 5 (five) Business Days (or such shorter period as the Lender may agree) prior notice, prepay the whole or any part of any Loan.

7.3.2.
A Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the applicable Available Commitment is zero).

7.4.
Restrictions

7.4.1.
Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

7.4.2.
Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs and save as otherwise provided for in Clause 11.3 (Prepayment and Cancellation Fee), without premium or penalty.

7.4.3.
The Borrower may not reborrow any part of the Facility which is prepaid.

7.4.4.
The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitment except at the times and in the manner expressly provided for in this Agreement.

7.4.5.
No amount of the Commitment cancelled under this Agreement may be subsequently reinstated.

7.4.6.
No amount of the Loan that is repaid or prepaid may be re-borrowed.

8.
INTEREST

8.1.
Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

8.1.1.
Margin; and

8.1.2.
JIBAR.

8.2.
Capitalisation and payment of interest

8.2.1.
Interest shall accrue on the Loan during each Interest Period and shall be compounded and capitalised to the principal amount of the Loan on the last day of each Interest Period other than the Repayment Date, on which date any accrued interest shall be paid together with the repayment of the Loan and all other amounts under this Agreement.

8.2.2.
Any references to the Loan will include the capitalised interest added to it in accordance with Clause 8.2.1 above.

8.3.
Default interest

8.3.1.
If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to Clause 8.3.2, is 2% (two per cent) per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Lender (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Lender.

8.3.2.
If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

8.3.2.1.
the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

8.3.2.2.
the rate of interest applying to the overdue amount during that first Interest Period shall be 2% (two per cent) per annum higher than the rate which would have applied if the overdue amount had not become due.

8.3.3.
Default interest (if unpaid) arising on any overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4.
Notification of rates of interest

8.4.1.
The Lender shall promptly notify the Borrower of the determination of a rate of interest under this Agreement.

8.4.2.
The Lender shall promptly notify the Borrower of the Funding Rate relating to a Loan.

9.
INTEREST PERIODS

9.1.
Interest Periods

9.1.1.
Each Interest Period for a Loan shall be 3 (three) Months or any shorter period agreed by the Borrower and the Lender.

9.1.2.
The first Interest Period for a Loan shall start on the Utilisation Date of that Loan and each subsequent Interest Period will start on the last day of the preceding Interest Period.

9.1.3.
An Interest Period for a Loan shall not extend beyond the Repayment Date.

9.2.
Non-business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.
CHANGES TO THE CALCULATION OF INTEREST

10.1.
Unavailability of Screen Rate

10.1.1.
Interpolated Screen Rate: If no Screen Rate is available for JIBAR for the Interest Period of a Loan, the applicable JIBAR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

10.1.2.
Cost of funds: If no Screen Rate is available for JIBAR for the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate, there shall be no JIBAR for that Loan and Clause 10.3 (Cost of funds) shall apply to that Loan for that Interest Period.

10.2.
Market disruption

If the cost to the Lender of funding that Loan from whatever source it may reasonably select would be in excess of JIBAR then Clause 10.3 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

10.3.
Cost of funds

10.3.1.
If this Clause 10.3 applies, the rate of interest on the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

10.3.1.1.
the Margin; and

10.3.1.2.
the rate notified to the Borrower by the Lender as soon as practicable, and in any event before the date on which interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to the Lender of funding that Loan from whatever source(s) it may reasonably select.

10.3.2.
If this Clause 10.3 applies and the Lender or the Borrower so requires, the Lender and the Borrower shall enter into negotiations (for a period of not more than 30 (thirty) days) with a view to agreeing a substitute basis for determining the rate of interest.

10.3.3.
Any alternative basis agreed pursuant to Clause 10.3.2 shall, with the prior consent of the Lender and the Borrower, be binding on all Parties.

10.3.4.
If this Clause 10.3 applies pursuant to Clause 10.2 (Market disruption) and the Lender's Funding Rate is less than the Market Disruption Rate the Lender's cost of funds relating to that Loan for that Interest Period shall be deemed to be the Market Disruption Rate for that Loan.

10.4.
Notification to Borrower

If Clause 10.3 (Cost of funds) applies the Lender shall, as soon as is practicable, notify the Borrower.

10.5.
Break Costs

The Borrower shall, within 3 (three) Business Days of demand by the Lender, pay the Lender its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

11.
FEES

11.1.
Arrangement fee

The Borrower shall pay to the Lender an arrangement fee in the amount equal to 2% (two percent) (excluding VAT) of the Commitment. The arrangement fee shall become due on the Original Signature Date and shall have been paid by no later than the first Utilisation Date.

11.2.
Legal Fees and Expenses

The Borrower shall pay the Legal Fees and Expenses in full to the Lender’s Legal Counsel by no later than the first Utilisation Date, it being recorded that such fees were paid.

11.3.
Prepayment and Cancellation Fee

11.3.1.
If the Borrower prepays the whole or any part of a Loan from the proceeds of a Refinancing, the Borrower must pay to the Lender a prepayment and cancellation fee equal to 2% (two percent) of the total amount Refinanced (other than by the Lender) on the prepayment date.

11.3.2.
No prepayment or cancellation fee shall be payable under this Clause 11.3 (Prepayment and cancellation fee) if the prepayment or cancellation is made under Clause 7.1 (Illegality).

12.
TAX GROSS-UP AND INDEMNITIES

12.1.
Definitions

12.1.1.
In this Agreement:

12.1.1.1.
"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

12.1.1.2.
"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

12.1.1.3.
"Tax Payment" means either the increase in a payment made by the Borrower to the Lender under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

12.1.2.
Unless a contrary indication appears, in this Clause 12 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

12.2.
Tax gross-up

12.2.1.
The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

12.2.2.
The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly. Similarly, the Lender shall notify the Borrower on becoming so aware in respect of a payment payable to the Lender.

12.2.3.
If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

12.2.4.
If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

12.2.5.
Within 30 (thirty) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Lender evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3.
Tax indemnity

12.3.1.
The Borrower shall, within 3 (three) Business Days of demand by the Lender, pay to the Lender an amount equal to the loss, liability or cost which the Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax by the Lender in respect of a Finance Document.

12.3.2.
Clause 12.3.1 shall not apply:

12.3.2.1.
with respect to any Tax assessed on the Lender, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Lender; or

12.3.2.2.
to the extent a loss, liability or cost is:

12.3.2.2.1.
compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

12.3.2.2.2.
relates to a FATCA Deduction required to be made by a Party.

12.3.3.
The Lender making, or intending to make a claim under Clause 12.3.1 shall promptly notify the Borrower of the event which will give, or has given, rise to the claim.

12.4.
Tax Credit

If the Borrower makes a Tax Payment and the Lender determines that:

12.4.1.
a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, or to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

12.4.2.
that Lender has obtained, utilised and retained that Tax Credit,

the Lender shall pay an amount to the Borrower which the Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower.

12.5.
Stamp taxes

The Borrower shall (within 3 (three) Business Days of demand) indemnify the Lender against, and shall pay to the Lender, any cost, loss or liability that the Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6.
Value added tax

12.6.1.
All amounts set out or expressed to be payable under a Finance Document by any Party to the Lender which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to Clause 12.6.2, if VAT is or becomes chargeable on any supply made by the Lender to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

12.6.2.
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

12.7.
FATCA information

12.7.1.
Subject to Clause 12.7.3, each Party shall, within 10 (ten) Business Days of a reasonable request by another Party:

12.7.1.1.
confirm to that other Party whether it is: 12.7.1.1.1. a FATCA Exempt Party; or 12.7.1.1.2. not a FATCA Exempt Party;
12.7.1.2.
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

12.7.1.3.
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

12.7.2.
If a Party confirms to another Party pursuant to Clause 12.7.1.1 that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

12.7.3.
Clause 12.7.1 shall not oblige the Lender to do anything, and Clause 12.7.1.3 shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

12.7.3.1.
any law or regulation;

12.7.3.2.
any fiduciary duty; or

12.7.3.3.
any duty of confidentiality.

12.7.4.
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 12.7.1.1 or Clause 12.7.1.2 (including, for the avoidance of doubt, where Clause 12.7.3 applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.7.5.
If the Borrower is a US Tax Obligor or the Lender reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, the Lender shall, within 10 (ten) Business Days of the Signature Date supply:

12.7.5.1.
a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

12.7.5.2.
any withholding statement or other document, authorisation or waiver as the Lender may require to certify or establish the status of the Lender under FATCA or that other law or regulation.

12.7.6.
The Lender shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives pursuant to Clause 12.7.5 to the Borrower.

12.7.7.
If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Borrower by a Lender pursuant to Clause 12.7.5 is or becomes materially inaccurate or incomplete, the Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Borrower).

12.7.8.
The Borrower may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from the Lender pursuant to Clause 12.7.5 or 12.7.7 without further verification.

12.8.
FATCA Deduction

12.8.1.
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

12.8.2.
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Lender.

13.
INCREASED COSTS

13.1.
Increased costs

13.1.1.
Subject to Clause 13.3 (Exceptions), the Borrower shall, within 3 (three) Business Days of a demand by the Lender, pay for the account of the Lender the amount of any Increased Costs incurred by the Lender or any of its Affiliates as a result of:

13.1.1.1.
the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

13.1.1.2.
compliance with any law or regulation made after the Original Signature Date.

13.1.2.
In this Agreement "Increased Costs" means:

13.1.2.1.
a reduction in the rate of return from the Facility or on the Lender (or its Affiliate's) overall capital;

13.1.2.2.
an additional or increased cost; or

13.1.2.3.
a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by the Lender or any of its Affiliates to the extent that it is attributable to the Lender having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2.
Increased cost claims

13.2.1.
The Lender intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Borrower of the event giving rise to the claim.

13.2.2.
The Lender shall, as soon as practicable after a demand by the Borrower, provide a certificate confirming the amount of its Increased Costs.

13.3.
Exceptions

13.3.1.
Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

13.3.1.1.
attributable to a Tax Deduction required by law to be made by the Borrower;

13.3.1.2.
attributable to a FATCA Deduction required to be made by a Party;

13.3.1.3.
compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 12.3.2 applied); or

13.3.1.4.
attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

13.3.2.
In this Clause 13.3, a reference to a "Tax Deduction" has the same meaning given to that term in Clause 12.1 (Definitions).

14.
OTHER INDEMNITIES

The Borrower shall, within 3 (three) Business Days of demand, indemnify the Lender against and shall pay to the Lender any cost, loss or liability incurred by the Lender as a result of:

14.1.
the occurrence of any Event of Default or any investigation by the Lender into any Default;

14.2.
a failure by the Borrower to pay any amount due under a Finance Document on its due date;

14.3.
the non-compliance by the Borrower or Tetra4 with any Environmental Law;

14.4.
funding, or making arrangements to fund, a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement; or

14.5.
a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

15.
MITIGATION BY THE LENDER

15.1.
Mitigation

15.1.1.
The Lender shall, in consultation with the Borrower, and to the extent that it can do so lawfully, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate.

15.1.2.
Clause 15.1.1 does not in any way limit the obligations of the Borrower under the Finance Documents.

15.2.
Limitation of liability

15.2.1.
The Borrower shall promptly indemnify the Lender for all costs and expenses reasonably incurred by the Lender as a result of steps taken by it under Clause 15.1 (Mitigation).

15.2.2.
The Lender is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of the Lender (acting reasonably), to do so might be prejudicial to it.

16.
COSTS AND EXPENSES

16.1.
Transaction expenses

The Borrower shall promptly on demand pay the Lender the amount of all costs and expenses (including Legal Fees and Expenses) reasonably incurred by the Lender in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

16.1.1.
this Agreement and any other Finance Document or other document referred to in this Agreement; and

16.1.2.
any other Finance Document executed after the Original Signature Date.

16.2.
Amendment costs

If:

16.2.1.
the Borrower requests an amendment, waiver or consent; or

16.2.2.
there is any change in law or any regulation which requires an amendment, waiver or consent under the Finance Documents,

the Borrower shall, within 3 (three) Business Days of demand, reimburse the Lender for the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender (and by any Representative appointed by the Lender) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3.
Enforcement costs

The Borrower shall, within 3 (three) Business Days of demand, pay the Lender the amount of all costs and expenses (including legal fees on the scale as between attorney and own client whether incurred before or after judgement and the actual costs incurred by any independent accountant or merchant bank appointed to determine the fair value of any asset under any Transaction Security Document) incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Lender as a consequence of taking or holding the Transaction Security or enforcing these rights. This Clause 16.3 constitutes a stipulation for the benefit of any person who incurs costs and expenses in accordance with the provisions of a Finance Document, but who is not a party to this Agreement.

17.
REPRESENTATIONS

The Borrower makes the representations and warranties set out in this Clause 17 to the Lender on the Original Signature Date and the Amendment and Restatement Effective Date.

17.1.
Status

17.1.1.
It and every other Transaction Obligor is a company, duly incorporated and validly existing under the law of South Africa.

17.1.2.
It and each other Transaction Obligor has the power to own its assets and carry on its business as it is being conducted.

17.2.
Binding obligations

17.2.1.
The obligations expressed to be assumed by it and each other Transaction Obligor in each Finance Document to which it is a party are (or will, from the date on which it is required to be created or perfected under Clause 19.27 (Conditions subsequent to the Amendment and Restatement Agreement) be) legal, valid, binding and enforceable obligations.

17.2.2.
Without limiting the generality of Clause 17.2.1, each Transaction Security Document to which it and each other Transaction Obligor is a party, creates (or will, from the date on which it is required to be created or perfected under Clause 19.27 (Conditions subsequent to the Amendment and Restatement Agreement) create) the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

17.3.
Non-conflict with other obligations

The entry into and performance by it and each other Transaction Obligor of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security do not and will not conflict with:

17.3.1.
any law or regulation applicable to it;

17.3.2.
its constitutional documents; or

17.3.3.
any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument.

17.4.
Power and authority

17.4.1.
It and each other Transaction Obligor has the power to enter into, perform and deliver, and has taken all necessary action (or will, from the date on which it is required to be created or perfected under Clause 19.27 (Conditions subsequent to the Amendment and Restatement Agreement), have taken all necessary action) to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

17.4.2.
No limit on its or any other Transaction Obligor's powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

17.5.
Due execution

Each Finance Document has been properly executed by the Borrower or every Security Provider that is a party thereto.

17.6.
Validity and admissibility in evidence

All Authorisations required or desirable:

17.6.1.
to enable it and each other Transaction Obligor lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

17.6.2.
to enable it and each other Transaction Obligor to create the Security to be created pursuant to any Transaction Security Document to which it is a party and to ensure that such Security has the priority and ranking it is expressed to have; and

17.6.3.
to conduct its and each other Transaction Obligor's business, trade and ordinary activities,

have been (or will, from the date on which it is required to be created or perfected under Clause 19.27 (Conditions subsequent to the Amendment and Restatement Agreement) have been) obtained or effected and are (or will, once obtained or effected, remain) in full force and effect.

17.7.
Governing law and enforcement

17.7.1.
The choice of South African law as the governing law of this Agreement and each other Finance Document which is expressed as being governed by South African law will be recognised and enforced in the relevant jurisdictions relating to it and each other Transaction Obligor.

17.7.2.
Any judgment obtained in South Africa in relation to this Agreement or any other Finance Document which is expressed as being governed by South African law will be recognised and enforced in the relevant jurisdictions relating to it and each other Transaction Obligor.

17.8.
Insolvency and Financial Distress

17.8.1.
No:

17.8.1.1.
corporate action, legal proceeding or other procedure or step described in Clause 20.9 (Insolvency and business rescue proceedings); or

17.8.1.2.
creditors' process described in Clause 20.10 (Creditors' process),

has been taken or, to the knowledge of the Borrower, threatened in relation to it or any other Transaction Obligor and none of the circumstances described in Clause 20.8 (Insolvency) applies to it or any other Transaction Obligor.

17.8.2.
Neither it nor any Transaction Obligor is Financially Distressed (as defined in the Companies Act).

17.9.
Deduction of Tax

Neither it, not any other Transaction Obligor, is required to make any Tax Deduction (as defined in Clause 12.1 (Definitions)) from any payment it may make under any Finance Document to the Lender.

17.10.
No filing or stamp taxes

It is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction of incorporation or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

17.11.
No default

17.11.1.
No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Finance Document.

17.11.2.
No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any other Transaction Obligor or to which it or any other Transaction Obligor's assets are subject which might have a Material Adverse Effect.

17.12.
No misleading information

17.12.1.
Any written factual information provided by it or any other Transaction Obligor to the Lender under or in connection with the Finance Documents was (to the best of its knowledge and belief after a thorough and proper enquiry) true, complete and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

17.12.2.
Any financial projections provided by it or any other Transaction Obligor to the Lender have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

17.12.3.
To the best of its knowledge and belief after a thorough and proper enquiry, nothing has occurred or been omitted from any information provided by it or any other Transaction Obligor to the Lender under or in connection with this Agreement and no information has been given or withheld that results in such information being untrue or misleading in any material and adverse respect.

17.13.
Financial statements

17.13.1.
The Original Financial Statements were prepared in accordance with IFRS consistently applied.

17.13.2.
The Original Financial Statements fairly present its financial condition as at the end of the relevant financial year and it results of operations during the relevant financial year.

17.13.3.
There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Borrower) since the date on which the Original Financial Statements were approved by the directors of the Borrower.

17.14.
Pari passu ranking

Its payment obligations (and those of every other Transaction Obligor) under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.15.
No proceedings

17.15.1.
Save as disclosed in Schedule 4 (Disclosure Schedule), no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or against any other member of the Group.

17.15.2.
No judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it or against any other member of the Group.

17.16.
No breach of laws

Neither it, not any other Transaction Obligor has breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

17.17.
Environmental laws

17.17.1.
Each member of the Group is in compliance with Clause 19.15 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

17.17.2.
Save as disclosed in Schedule 4 (Disclosure Schedule), no Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

17.18.
Authorised Signatures

Any person specified as an authorised signatory of the Borrower or Tetra4 under the certificate delivered under paragraph 1.3 of Schedule 1 (Conditions precedent) or Clause 18.3.7 is authorised to sign Utilisation Requests (in the case of the Borrower) and other notices and communication under this Agreement on its or Tetra4's behalf (as applicable).

17.19.
Financial Year-end

The Financial Year-end of each member of the Group is February.

17.20.
No immunity

In any proceedings taken in South Africa or in any other jurisdiction, neither it nor any other Transaction Obligor will be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process in relation to any Finance Document.

17.21.
Taxation

17.21.1.
Neither it nor any other member of the Group is materially overdue in the filing of any Tax returns or overdue in the payment of any amount in respect of Tax.

17.21.2.
No claims or investigations are being, or are reasonably likely to be, made or conducted against it or against any other member of the Group with respect to Taxes.

17.21.3.
It and every other member of the Group is resident for Tax purposes only in South Africa.

17.22.
Anti-corruption Laws

17.22.1.
Each member of the Group has conducted its businesses in compliance with applicable Anti-Corruption Laws and has instituted and maintains as at the Signature Date policies and procedures designed to promote and achieve compliance with such laws.

17.22.2.
Neither it nor any other member of the Group nor to the best of its knowledge and belief (having made due and careful enquiry) any of its or any other member of the Group's agents, directors, employees or officers has made or received, or directed or authorised any other person to make or receive, any offer, payment or promise to pay, of any money, gift or other thing of value, directly or indirectly, to or for the use or benefit of any person, where this violates or would violate, or creates or would create liability for it or any other person under, any Anti-Corruption Laws.

17.22.3.
Neither it nor any other member of the Group nor to the best of its knowledge and belief (having made due and careful enquiry) any of its or any other member of the Group's agents, directors, employees or officers is being investigated by any agency, or party to any proceedings, in each case in relation to any Anti-Corruption Laws.

17.23.
Security and Financial Indebtedness

17.23.1.
Save for the Existing Security, no Security or Quasi-Security exists over all or any of the present or future assets of any Transaction Obligor other than as permitted by this Agreement.

17.23.2.
No Transaction Obligor (other than the Borrower) has any Financial Indebtedness outstanding other than Permitted Financial Indebtedness.

17.23.3.
Subject in each case to any registration and perfection steps specifically required by law, each Transaction Security Document validly creates (or will, from the date on which it is required to be created or perfected under Clause 19.27 (Conditions subsequent to the Amendment and Restatement Agreement) create) the security interest which is expressed to be created by that Transaction Security Document.

17.24.
Ranking

The Transaction Security has or will have the ranking in priority which it is expressed to have in the Transaction Security Documents and it is not subject to any prior ranking or pari passu ranking Security other than the Existing Security.

17.25.
Good title to assets

It and every other member of the Group has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

17.26.
Legal and Beneficial Ownership

It and every other Transaction Obligor is the sole, absolute, legal and, where applicable, beneficial owner of the respective assets over which it purports to grant Security under the Transaction Security Documents free from any claims, third party rights or competing interests other than Security permitted under Clause 19.3.3.

17.27.
Shares

17.27.1.
The shares which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights other than pursuant to the Existing Security.

17.27.2.
The constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security.

17.28.
Repetition

The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

17.29.
Group Structure Chart

The Group Structure Chart delivered to the Lender as set out in Schedule 5 (Group Structure Chart) is true, complete and accurate as at the Amendment and Restatement Effective Date in all material respects and shows the following information:

17.29.1.
each member of the Group, including current name and company registration number, its jurisdiction of incorporation, a list of shareholders and indicating whether a company is a dormant Subsidiary or is not a company with limited liability; and

17.29.2.
all minority interests in any member of the Group and any person in which any member of the Group holds shares in its issued share capital or equivalent ownership interest of such person,

as well as the effect of the NTIGT Restructure and the implementation of the Scheme on the shareholding structure of the Group.

18.
INFORMATION UNDERTAKINGS

The undertakings in this Clause 18 remain in force from the Original Signature Date until the Discharge Date.

18.1.
Financial statements

The Borrower shall supply to the Lender:

18.1.1.
as soon as the same become available, but in any event within 120 (one hundred and twenty) days after the end of each financial year:

18.1.1.1.
its audited consolidated financial statements for that financial year;

18.1.1.2.
the audited financial statements of Tetra4 for that financial year; and

18.1.2.
as soon as the same becomes available, but in any event within 90 (ninety) days after the end of each half of each financial year its consolidated financial statements for that financial half year.

18.2.
Requirements as to financial statements

18.2.1.
Each set of financial statements delivered by the Borrower pursuant to Clause 18.1 (Financial statements) shall be certified by a director of the relevant company as fairly presenting its financial condition as at the date as at which those financial statements were drawn up.

18.2.2.
The Borrower shall procure that each set of financial statements delivered pursuant to Clause 18.1 (Financial statements) is prepared using IFRS.

18.3.
Information miscellaneous

The Borrower shall supply to the Lender:

18.3.1.
all documents dispatched by the Borrower and every other member of the Group to its shareholders (or any class of them) or its creditors generally (or any class of them) at the same time as they are dispatched;

18.3.2.
promptly upon becoming aware of them, details and copies of any changes proposed to or made to its constitutional documents or the constitutional documents of it or any other Transaction Obligor, including the filing of any Memorandum of Incorporation under the Companies Act, 2008;

18.3.3.
promptly upon becoming aware of them, the details of any litigation, arbitration, administrative proceedings, liquidation applications, winding up applications or business rescue applications which are current, threatened or pending against it or any other member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

18.3.4.
promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against it or any member of the Group, and which might have a Material Adverse Effect;

18.3.5.
promptly, such information as the Lender may reasonably require about the secured property and compliance of the Security Providers with the terms of any Transaction Security Documents;

18.3.6.
promptly, such further information regarding the financial condition, business and operations of any member of the Group as the Lender may reasonably request;

18.3.7.
promptly, notice of any change in authorised signatories of it or any other Transaction Obligor signed by a director or company secretary of it or such Transaction Obligor (as the case may be) accompanied by specimen signatures of any new authorised signatories; and

18.3.8.
promptly upon request, such additional information or documentation as the Agent may require in order to verify that any signatory referred to in Clause 18.3.6 has been duly authorised.

18.4.
Notification of default

18.4.1.
The Borrower shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

18.4.2.
Promptly upon a request by the Lender, the Borrower shall supply to the Lender a certificate signed by 2 (two) of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

18.5.
Direct electronic delivery by the Borrower

The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to the Lender by delivering that information in accordance with Clause 23.5 (Electronic communication) to the extent the Lender agrees to this method of delivery.

18.6.
"Know your customer" checks

18.6.1.
If:

18.6.1.1.
the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Original Signature Date;

18.6.1.2.
any change in the status of the Borrower or any other Transaction Obligor after the Original Signature Date; or

18.6.1.3.
a proposed cession, delegation or transfer by the Lender of any of its rights and obligations under this Agreement to a party that is not a lender prior to such Transfer,

obliges the Lender (or, in the case of Clause 18.6.1.3, any prospective new Lender) to comply with "know your customer" or similar identification procedures (whether in terms of the Financial Intelligence Centre Act, 2001 or otherwise) in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender (for itself or, in the case of the event described in Clause 18.6.1.3, on behalf of any prospective new Lender) in order for the Lender, or in the case of the event described in Clause 18.6.1.3, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.
GENERAL UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the Original Signature Date until the Discharge Date.

19.1.
Authorisations

The Borrower shall (and shall ensure that every other Transaction Obligor will) promptly obtain, comply with all that is necessary to maintain in full force and effect any Authorisation required by it to enable it to perform its obligations under the Finance Documents.

19.2.
Compliance with laws

The Borrower shall (and shall ensure that every other Transaction Obligor will) comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

19.3.
Negative pledge

In this Clause 19.3, "Quasi-Security" means an arrangement or transaction described in Clause 19.3.2 below.

19.3.1.
The Borrower shall not (and the Borrower shall ensure that no other Transaction Obligor will) create or permit to subsist any Security over any of its assets.

19.3.2.
The Borrower shall not (and the Borrower shall ensure that no other Transaction Obligor will):

19.3.2.1.
sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by it (or any other member of the Group);

19.3.2.2.
sell, transfer or otherwise dispose of any of its receivables on recourse terms;

19.3.2.3.
enter into or permit to subsist any title retention arrangement;

19.3.2.4.
enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

19.3.2.5.
enter into or permit to subsist any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

19.3.3.
Clauses 19.3.1 and 19.3.2 do not apply to any Security or (as the case may be) Quasi-Security listed below:

19.3.3.1.
any netting or set-off arrangement entered into by any Transaction Obligor in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

19.3.3.2.
any lien arising by operation of law and in the ordinary course of trading;

19.3.3.3.
any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a Transaction Obligor in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by that Transaction Obligor; or

19.3.3.4.
any Security or Quasi-Security entered into in relation to any Permitted Financial Indebtedness or permitted under any Existing Funding Agreement as at the Signature Date.

19.4.
Disposals

19.4.1.
The Borrower shall not (and the Borrower shall ensure that no other Transaction Obligor will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

19.4.2.
Clause 19.4.1 does not apply to any sale, lease, transfer or other disposal:

19.4.2.1.
made in the ordinary course of trading of the disposing entity;

19.4.2.2.
of assets in exchange for other assets comparable or superior as to type, value and quality (other than an exchange of a non-cash asset for cash);

19.4.2.3.
made pursuant to the Existing Security permitted under the Existing Funding Agreements;

19.4.2.4.
of shares in the issued capital of Tetra4 (comprising up to 4.5% (four point five percent) of the total issued shares in Tetra4) by the Borrower to Mahlako or Mahlako Fund;

19.4.2.5.
the disposal by the Borrower of all or some of its shares in Cryovation Proprietary Limited (Registration No. 2020/859123/07), a private company incorporated in accordance with the laws of South Africa to a third party (or the dilution of its shareholding pursuant to an issue of shares by the entity); or

19.4.2.6.
made pursuant to the NTIGT Restructure.

19.5.
Arm’s length basis

The Borrower shall not (and the Borrower shall ensure that no other Transaction Obligor will) enter into any transaction with any person except on arm's length terms and for full market value.

19.6.
No guarantees or indemnities

19.6.1.
The Borrower shall not (and the Borrower shall ensure that no other Transaction Obligor will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

19.6.2.
Clause 19.6.1 does not apply to a guarantee which is:

19.6.2.1.
any guarantee or indemnity given (or permitted) under the Finance Documents; or

19.6.2.2.
any guarantee or indemnity given pursuant to or permitted under the Existing Funding Agreements or the Existing Security; or

19.6.2.3.
any guarantee or indemnity expressly permitted in writing by the Lender.

19.7.
Financial Indebtedness

19.7.1.
The Borrower shall not (and the Borrower shall ensure that no other Transaction Obligor will) incur or allow to remain outstanding any Financial Indebtedness.

19.7.2.
Clause 19.7.1 does not apply to any Permitted Financial Indebtedness.

19.8.
Loans or credit

19.8.1.
The Borrower shall not be a creditor in respect of any Financial Indebtedness.

19.8.2.
Clause 19.8.1 does not apply to loans made:

19.8.2.1.
to another Transaction Obligor that is subordinated on terms acceptable to the Lender; or

19.8.2.2.
with the prior written consent of the Lender.

19.9.
Distributions

19.9.1.
The Borrower shall not approve, receive or (to the extent within its power) permit any Distribution by Tetra4.

19.9.2.
Clause 19.9.1 does not apply to:

19.9.2.1.
any Distribution by Tetra4 to the Borrower that is specifically permitted under the Existing Funding Agreements; or

19.9.2.2.
any Distribution by Tetra4 to the Borrower expressly permitted in writing by the Lender.

19.10.
Insurance

19.10.1.
The Borrower shall (and shall ensure that every other Transaction Obligor will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

19.10.2.
All insurances must be with reputable independent insurance companies or underwriters.

19.11.
Merger

19.11.1.
The Borrower shall not (and the Borrower shall ensure that no other Transaction Obligor will) enter into any amalgamation, demerger, merger or corporate reconstruction.

19.11.2.
Clause 19.11.1 does not apply to any sale, lease, transfer or other disposal permitted pursuant to Clause 19.4 (Disposals).

19.12.
Change of business

The Borrower shall not make (and shall ensure that no other Transaction Obligor makes) any substantial change to the general nature of its business carried on at the Original Signature Date.

19.13.
Acquisitions

19.13.1.
The Borrower shall not (and the Borrower shall ensure that no other Transaction Obligor will):

19.13.1.1.
acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

19.13.1.2.
incorporate a company.

19.13.2.
Clause 19.13.1 does not apply to:

19.13.2.1.
an acquisition of shares in another Transaction Obligor; or

19.13.2.2.
an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is made with the prior written consent of the Lender and which consent will not be unreasonably withheld.

19.14.
Constitutional documents

The Borrower shall not make (and shall ensure that no other Transaction Obligor makes) any change to its constitutional documents where that change has or might reasonably be expected to have a Material Adverse Effect.

19.15.
Environmental compliance

The Borrower shall (and the Borrower shall ensure that each member of the Group will):

19.15.1.
comply with all Environmental Law;

19.15.2.
obtain, maintain and ensure compliance with all requisite Environmental Permits;

19.15.3.
implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

19.16.
Environmental claims

Save as disclosed in Schedule 4 (Disclosure Schedule) in respect of which the Borrower shall provide written updates to the Lender no less than once per calendar quarter, the Borrower shall, promptly upon becoming aware of the same, inform the Lender in writing of:

19.16.1.
any Environmental Claim against any member of the Group which is current, pending or threatened; and

19.16.2.
any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

19.17.
Anti-corruption Laws

19.17.1.
The Borrower shall not (and the Borrower shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facility for any purpose which would breach the Prevention and Combatting of Corrupt Activities Act, 2004, the United Kingdom Bribery Act, 2010, the United States Foreign Corrupt Practices Act, 1977 or other similar legislation in other jurisdictions.

19.17.2.
The Borrower shall (and the Borrower shall ensure that each other member of the Group will):

19.17.2.1.
conduct its businesses in compliance with applicable Anti-Corruption Laws; and

19.17.2.2.
maintain policies and procedures designed to promote and achieve compliance with such laws.

19.18.
Taxation

19.18.1.
The Borrower shall (and the Borrower shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

19.18.1.1.
such payment is being contested in good faith;

19.18.1.2.
adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Lender under Clause 18.1 (Financial statements); and

19.18.1.3.
such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

19.18.2.
No member of the Group may change its residence for Tax purposes.

19.19.
Auditors

The Borrower shall not (and shall ensure that no other Transaction Obligor will) change its auditors other than to another Auditor.

19.20.
Year-end

The Borrower shall procure that each Financial Year-end of each member of the Group falls on February.

19.21.
Pari passu ranking

The Borrower shall ensure that at all times any unsecured and unsubordinated claims of the Lender against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

19.22.
Access and Records

19.22.1.
The Borrower shall (and the Borrower shall procure that the other Transaction Obligors will) maintain such proper and accurate books, accounts and records as may be required by any law or regulation or good industry practice.

19.22.2.
The Borrower shall (and the Borrower shall procure that the other Transaction Obligors will) ensure that the Lender (or its Affiliate) is, upon no less than 5 (five) Business Days written notice and within normal business hours:

19.22.2.1.
given access to its premises, operations, assets, books, accounts and records; and

19.22.2.2.
entitled to inspect and take copies its books, accounts and records.

19.23.
Borrower and Tetra4 financial performance

The Borrower shall (and shall procure that Tetra4 will):

19.23.1.
provide to the Lender all information prepared for (or available to) it in relation to the production of helium and any related testing of production quality or levels (including all information issued by it to the public or to investors of the Borrower or Tetra4); and

19.23.2.
promptly provide all such information to the Lenders as it may require in order to satisfy it as to the frequency, nature and outcome of discussions conducted with the Borrower and Tetra4 in relation to funding their respective liquidity shortfalls during the period from the Original Signature Date to (and including) the earlier of the completion of Phase 1 and the commencement of Phase 2.

19.24.
Right to Match

The Borrower undertakes to the Lender that, if it (or any member of the Group) is entering into, or is contemplating entering into (i) any transaction to repay all or a portion of the Loan or any facility made available to Tetra4 under the Existing Funding Agreement to which IDC is a party;

(ii) any financing arrangement in relation to Phase 2, but subject to any financing rights or options granted to DFC prior to the Signature Date; or (iii) any hedging transaction or transactional banking mandate (each, a "Designated Finance Transaction" and the financing to be provided thereunder, a "Designated Finance"), then:

19.24.1.
the Borrower shall not enter into (or permit any other member of the Group to enter into) such Designated Finance Transaction until it has entered into negotiations with the Lender the aim of which shall be to afford the Lender the opportunity to provide at least 50% (fifty percent) of Designated Finance;

19.24.1.1.
if negotiations to be conducted in good faith in connection with such Designated Finance Transaction have continued for a period of 30 (thirty) days (or such longer period as may be agreed in writing between the Borrower and the Lender) following written notice from the Borrower that it (or another member of the Group) intends to engage in a Designated Finance Transaction and have not resulted in an agreement in principle or a formal agreement with the Lender, then and only then may such entity commence negotiations for the procurement of Designated Finance from and/or enter into any Designated Finance Transaction with any third party, provided however that:

19.24.1.2.
the Borrower (or the other member of the Group) may not enter into any such agreement with any such third party if the terms and conditions of the Designated Finance (taken on a comparison of the material terms of the Designated Finance against the offer of Designated Finance made by the Lender which shall include, but not be limited to pricing offered) are less favourable to the Borrower than the terms and conditions of the Designated Finance offered by the Lender; and

19.24.1.3.
prior to engaging in a Designated Finance Transaction with any third party, the Borrower shall (or shall ensure that such other member of the Group will) offer the Lender in writing an opportunity to effect such Designated Finance Transaction on the same terms and conditions as are offered by such third party, and if the Lender accepts such offer in respect of the provision of all the Designated Finance in relation to such Designated Finance Transaction, the Borrower shall obtain such Designated Finance from the Lender.

19.25.
Further assurance

19.25.1.
The Borrower shall (and the Borrower shall procure that each other Transaction Obligor will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Lender may reasonably specify:

19.25.1.1.
to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents or for the exercise of any rights, powers and remedies of the Lender provided by or pursuant to the Finance Documents or by law; and/or

19.25.1.2.
to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

19.25.2.
The Borrower shall (and the Borrower shall procure that each other Transaction Obligor will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Lender by or pursuant to the Finance Documents.

19.26.
Conditions subsequent

19.26.1.
The Borrower undertakes to procure, by no later than:

19.26.1.1.
the date that falls 5 (five) Business Days after the Existing Lender Consent Date, evidence that the notice required to be sent to (and the acknowledgement required to be procured from) Tetra4 under the Borrower Cession and Pledge Agreement in relation to Security over the Borrower's shares in (and claims against) Tetra4 has been delivered and procured to the satisfaction of the Lender; and

19.26.1.2.
the date that falls 10 (ten) Business Days after the Existing Lender Consent Date, evidence that the notice required to be sent to (and the acknowledgement required to be procured from) each bank where a bank account of the Borrower that is the subject matter of the Borrower Cession and Pledge Agreement is held has been delivered and procured to the satisfaction of the Lender; and

19.26.1.3.
the date that falls 10 (ten) Business Days after the Existing Lender Consent Date evidence that the notice required to be sent to (and the acknowledgement required to be procured from) each bank account of Tetra4 that is the subject matter of the Tetra4 Limited Guarantee and Reversionary Cession Agreement is held has been delivered and procured to the satisfaction of the Lender.

19.26.2.
The Borrower undertakes to deliver to the Lender, by no later than 30 September 2024, a copy of its liquidity management plan for the servicing of its debt and managing its working capital requirements that evidences its ability to fulfil all its debt repayment obligations, in a form and in substance acceptable to the Lender.

19.26.3.
The Parties record that the Borrower delivered each of the documents and evidences required under this Clause 19.26 to the satisfaction of the Lender.

19.27.
Conditions subsequent to the Amendment and Restatement Agreement

The Borrower undertakes to procure, in each case, by the date stipulated in relation thereto:

19.27.1.
the perfection of the Security created under the NTIGT Guarantee, Pledge and Cession Agreement in as far as it relates to shares in ASPI, by no later than the 5th (fifth) Business Day after the Scheme Implementation Date, including:

19.27.1.1.
evidence that ASPI has been notified of (and has acknowledged) the NTIGT Guarantee, Pledge and Cession Agreement; and

19.27.1.2.
a written confirmation from the Authorised User that the appropriate entry has been effected in the securities account in relation to shares held by NTIGT in ASPI, noting the interest of the Lender in such shares, in accordance with section 39 of the FMA and the rules of the Authorised User and the central securities depository.

19.27.2.
by no later than 30 (thirty) days after the Scheme Implementation Date, a copy of the duly executed Subordination Agreement; and

19.27.3.
by no later than 15 December 2025, evidence that DFC has consented to (i) the Scheme; and (ii) the amendments to the Existing Facility Agreement effected by the Amendment and Restatement Agreement, in relation to the Existing Funding Agreement.

20.
EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 20 is an Event of Default (save for Clause 20.19 (Acceleration).

20.1.
Non-payment

The Borrower or any Security Provider does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless its failure to pay is caused by:

20.1.1.
administrative or technical error; or

20.1.2.
a Disruption Event,

and payment is made within 3 (three) Business Days of its due date.

20.2.
Other obligations

20.2.1.
The Borrower or any other Security Provider does not comply with any provision of the Finance Documents (other than those referred to in Clause 20.1 (Non-payment)).

20.2.2.
No Event of Default under Clause 20.2.1 above will occur if the failure to comply is capable of remedy and is remedied within 10 (ten) days of its occurrence.

20.3.
Misrepresentation

20.3.1.
Any representation or statement made or deemed to be made by the Borrower or any other Security Provider in the Finance Documents or any other document delivered by or on behalf of the Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

20.3.2.
No Event of Default under Clause 20.3.1 will occur if the circumstances giving rise to the misrepresentation are capable of remedy and are remedied within 10 (ten) Business Days of the earlier of the Lender giving notice to the Borrower or the Borrower becoming aware of the misrepresentation.

20.4.
Change of Control

20.4.1.
Any person or group of persons acting in concert (other than the Borrower) gains direct control of Tetra4.

20.4.2.
Any person or group of persons acting in concert gains indirect control of Tetra4, other than pursuant to the implementation of the Scheme.

20.4.3.
For the purpose of this Clause 20.4:

20.4.3.1.
"acting in concert" means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in Tetra4 by any of them, either directly or indirectly, to obtain or consolidate control of Tetra4; and
20.4.3.2.
"control" means, in relation to Tetra4, any person directly or indirectly: 20.4.3.2.1. has the power (whether by way of ownership of shares,

proxy, contract, agency or otherwise) to:

20.4.3.2.1.1.
cast, or control the casting of, more than 50% (fifty) per cent. of the maximum number of votes that might be cast at a general meeting of Tetra4; or

20.4.3.2.1.2.
appoint or remove all, or the majority, of the directors or other equivalent officers of Tetra4; or

20.4.3.2.1.3.
give directions with respect to the operating and financial policies of Tetra4with which the directors or other equivalent officers of the Borrower are obliged to comply; or

20.4.3.2.2. hold beneficially and legally more than 50% (fifty) per cent of the issued share capital of Tetra4 (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

20.5.
Disposal of Tetra4 shares or dilution of shareholding in Tetra4

20.5.1.
Except to the extent specifically permitted under sub-clauses 19.4.2.4 of Clause 19.4 (Disposals), the Borrower disposes of any of the shares in Tetra4 that are the subject matter of the Borrower Cession and Pledge Agreement (including pursuant to an enforcement of Security created in favour of DFC or IDC).

20.5.2.
Tetra4 issues any shares in its issued share capital, except for an issue of shares comprising up to 4.5% (four point five percent) of the total issued shares in Tetra4 to Mahlako or Mahlako Fund.

20.6.
Licences

Any licence, permit or other Authorisation that is material for the operation, by Tetra4, of its Phase 1 facility near Virginia in the Free State in South Africa is suspended or revoked.

20.7.
Cross default

20.7.1.
Any Financial Indebtedness of any Transaction Obligor is not paid when due nor within any originally applicable grace period.

20.7.2.
Any Financial Indebtedness of any Transaction Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

20.7.3.
Any commitment for any Financial Indebtedness of any Transaction Obligor is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

20.7.4.
Any creditor of any Transaction Obligor becomes entitled to declare any Financial Indebtedness of that Transaction Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

20.8.
Insolvency

20.8.1.
The Borrower or any other Transaction Obligor:

20.8.1.1.
is or is deemed by any authority or legislation to be unable or admits inability to pay its debts as they fall due;

20.8.1.2.
suspends making payments on any of its debts; or

20.8.1.3.
by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding the Lender in its capacity as such) with a view to rescheduling any of its indebtedness.

20.8.2.
The Borrower or any other Transaction Obligor is or is or is deemed by any authority or legislation to be Financially Distressed (as defined in the Companies Act, 2008).

20.8.3.
The value of the assets of the Borrower or any other Transaction Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

20.8.4.
A moratorium is declared in respect of any indebtedness of the Borrower or any other Transaction Obligor.

20.9.
Insolvency and business rescue proceedings

20.9.1.
Any corporate action, legal proceedings or other procedure or step is taken in relation to:

20.9.1.1.
the suspension of payments, a moratorium of any indebtedness, liquidation, winding-up, dissolution, administration, judicial management, business rescue or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower or any other Transaction Obligor other than a solvent liquidation;

20.9.1.2.
a composition, compromise, assignment or arrangement with any creditor of the Borrower or any other Transaction Obligor;

20.9.1.3.
the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, judicial manager, business rescue practitioner or other similar officer in respect of the Borrower or any other Transaction Obligor or any of its assets; or

20.9.1.4.
enforcement of any Security over any assets of the Borrower or any other Transaction Obligor,

or any analogous procedure or step is taken in any jurisdiction. This Clause 20.9.1 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 (thirty) days of commencement.

20.9.2.
A meeting is proposed or convened by the directors of the Borrower or any other Transaction Obligor, a resolution is proposed or passed, application is made or an order is applied for or granted, to authorise the entry into or implementation of any business rescue proceedings (or any similar proceedings) in respect of the Borrower or any other Transaction Obligor or any analogous procedure or step is taken in any jurisdiction.

20.10.
Creditors' process

Any expropriation, attachment, sequestration, implementation of any business rescue plan, distress or execution affects any asset or assets of the Borrower or any other member of the Group that is not discharged within 30 (thirty) days.

20.11.
Failure to comply with court judgment or arbitral award

The Borrower or any other member of the Group fails to comply with or pay by the required time any sum due from it under any final judgment or any final order made or given by a court or arbitral tribunal or other arbitral body, in each case of competent jurisdiction.

20.12.
Unlawfulness and invalidity

20.12.1.
It is or becomes unlawful for the Borrower or any other Transaction Obligor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective.

20.12.2.
Any obligation or obligations of the Borrower or any other Transaction Obligor under any Finance Documents are not (subject to the Legal Reservations or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lender under the Finance Documents.

20.12.3.
Any Finance Document ceases to be in full force and effect or any Transaction Security ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than the Lender) to be ineffective.

20.13.
Repudiation of agreements

The Borrower or any other Transaction Obligor (or any other relevant party) repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to repudiate a Finance Document or any Transaction Security.

20.14.
Cessation of business

The Borrower or any other Transaction Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

20.15.
Audit qualification

The Auditors qualify the audited annual consolidated financial statements of any Transaction Obligor.

20.16.
Litigation

Save as disclosed in Schedule 4 (Disclosure Schedule), any litigation, arbitration, administrative, governmental, regulatory or other investigation, proceeding or dispute is commenced or threatened:

20.16.1.
in relation to the Finance Documents or the transactions contemplated in the Finance Documents; or

20.16.2.
otherwise against any member of the Group or its assets (or against the directors of any member of the Group),

which (in each case and with reference to the specific nature of each of the relevant investigation, proceeding or dispute) is reasonably likely to be adversely determined and, if adversely determined, will have or is reasonably likely to have a Material Adverse Effect.

20.17.
Expropriation

20.17.1.
The authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, compulsory acquisition, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets or the shares in that member of the Group (including without limitation the displacement of all or part of the management of any member of the Group).

20.17.2.
By the authority of any governmental, regulatory or other authority or other person:

20.17.2.1.
the management of any member of the Group is wholly or substantially replaced; or

20.17.2.2.
all or a majority of the shares of any member of the Group or the whole or any part of its assets or revenues is seized, expropriated or compulsorily acquired.

20.18.
Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

20.19.
Issue of shares in Borrower

20.19.1.
The Lender has not received the evidence referred to in sub-clause 4.2.4.4.2 of Clause 4.2 (Further conditions precedent) in form and substance to its satisfaction on or before 15 November 2024.

20.19.2.
No Event of Default under Clause 20.2.1 above will occur if:

20.19.2.1.
the Borrower has, by 15 November 2024, requested and arranged a discussion meeting with the Lender for the purpose of providing:(i) reasons for its inability to provide the evidence called for in sub-clause 4.2.4.4 of Clause 4.2 (Further conditions precedent); and

(ii) details of the remedial steps it proposes taking (the "Discussion Meeting");

20.19.2.2.
the Discussion Meeting takes place by no later than 22 November 2024 and the Lender is satisfied with the outcome of the Discussion Meeting; and

20.19.2.3.
the Borrower provides evidence, to the satisfaction of the Lender that it has raised no less than ZAR80,000,000 (eighty million Rand) in cash through a subscription for shares in the Borrower, a subscription for convertible shares in the Borrower and/or the advance of subordinated shareholder loans to the Borrower, by no later than 15 December 2024.

20.20.
Acceleration

On and at any time after the occurrence of an Event of Default the Lender may by notice to the Borrower:

20.20.1.
cancel all or any part of the Commitment whereupon it shall immediately be cancelled;

20.20.2.
declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

20.20.3.
declare that all or part of the Loan be payable on demand, whereupon they shall immediately become payable on demand by the Borrower on the instructions of the Lender; and/or

20.20.4.
exercise any or all of the rights, remedies, powers or discretions arising under the Finance Documents.

21.
CHANGES TO PARTIES

21.1.
The Lender shall be entitled to cede, delegate or transfer all or a portion of its rights, benefits and obligations under the Agreement or other Finance Documents to any other party without the prior consent of the Borrower.

21.2.
The Borrower shall not be entitled to cede, delegate or transfer all of a portion of its rights, benefits and obligations under the Agreement or other Finance Documents to any other party.

22.
SET-OFF

The Lender may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by the Lender) against any matured obligation owed by the Lender to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

23.
NOTICES

23.1.
Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by letter and electronic communication as contemplated in Clause 23.5 (Electronic communication) below.

23.2.
Addresses

The address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

23.2.1.
in the case of the Lender:

Address: 3rd Floor, East Wing, 30 Baker Street, Rosebank, Johannesburg, 2196, South Africa;

Email: PSFTTransactionManagementUnit@standardbank.co.za; Malebogo.Lephalo@standardbank.co.za;

Attention: PSF Transaction Management; Malebogo Lephalo;

23.2.2.
in the case of the Borrower:

Address: Sandton Gate, Second Floor, 25 Minerva Ave, Glenadrienne, Sandton, Gauteng, 2196, South Africa;

Email: stefano@renergen.co.za;

Attention: Stefano Marani (Chief Executive Officer),

or any substitute address or department or officer as the relevant Party may notify the Lender (or the Lender may notify to the other Parties, if a change is made by the Lender) by not less than 5 (five) Business Days' notice.

23.3.
Domicilia

23.3.1.
Each of the Parties chooses its physical address provided under or in connection with Clause 23.2 (Addresses) as its domicilium citandi et executandi at which documents in legal proceedings in connection with this Agreement or any other Finance Document may be served.

23.3.2.
Any Party may by written notice to the other Parties change its domicilium citandi et executandi from time to time to another address, not being a post office box or a poste restante, in South Africa, provided that any such change shall only be effective on the 14th (fourteenth) day after deemed receipt of the notice by the other Parties pursuant to Clause 23.4 (Delivery).

23.4.
Delivery

23.4.1.
Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective when received by the recipient and, unless the contrary is proved, shall be deemed to be received:

23.4.1.1.
if delivered by hand, be deemed to have been received at the time of delivery; and

23.4.1.2.
if by way of letter, when it has been left at the relevant address or 5 (five) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and if a particular department or officer is specified as part of its address details provided under Clause 23.2 (Addresses), if addressed to that department or officer.

23.4.2.
Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified with the Lender's signature below (or any substitute department or officer as the Agent or Debt Guarantor shall specify for this purpose).

23.4.3.
Any communication or document which becomes effective, in accordance with Clauses 23.4.1 to 23.4.2, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

23.5.
Electronic communication

23.5.1.
Unless the Lender notifies the other Parties to the contrary, any communication to be made between the Lender and the Borrower under or in connection with the Finance Documents may be made by electronic mail or other electronic means by way of electronic mail addressed specified as part of its address details provided pursuant to Clause 23.2 (Addresses).

23.5.2.
Each Party undertakes to notify each other promptly in writing of any change in their electronic mail address and/or any other information required to enable the sending and receipt of information by that means.

23.5.3.
Any electronic communication made between the Parties will be effective only when actually received in readable form.

23.5.4.
The provisions of this Clause 23.5 shall not apply to any notice, certificate or other document delivered in connection with the Finance Documents or the transactions contemplated thereby which is required to be executed or signed by a Party by hand or otherwise by way of manuscript signature.

23.6.
English language

Any notice or other document given under or in connection with any Finance Document must be in English.

24.
CALCULATIONS AND CERTIFICATES

24.1.
Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lender in accordance with its usual practice are prima facie evidence of the matters to which they relate.

24.2.
Certificates and Determinations

Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

24.3.
Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 (three hundred and sixty-five) days (irrespective of whether the year in question is a leap year).

25.
PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid, unenforceable or inoperable in any respect under any law of any jurisdiction, neither the legality, validity, enforceability or operation of the remaining provisions nor the legality, validity, enforceability or operation of such provision under the law of any other jurisdiction will in any way be affected or impaired. The term "inoperable" in this Clause 25 shall include, without limitation, inoperable by way of suspension or cancellation.

26.
REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under a Finance Documents or other Document or other indulgence shall operate as a waiver, nor shall any single or partial exercise of any such right or remedy otherwise affect any of that Party’s rights in terms of or arising from any Finance Document or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term of any Finance Document. No consent to any waiver or novation of a Party’s rights in terms of or arising from any Finance Document shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

27.
AMENDMENTS AND WAIVERS

27.1.
Amendments and waivers

27.1.1.
Any term of this Agreement may be amended or waived only with the consent of the Lender and the Borrower and, where this is required by any Existing Funding Agreement, the consent of the IDC or DFC, as applicable, and any such amendment or waiver will be binding on all Parties.

27.1.2.
No amendment or waiver of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of the relevant Parties.

27.2.
Replacement of Screen Rate

27.2.1.
In the event that a Screen Rate Replacement Event has occurred the Lender and the Borrower fail to agree on the use of a Replacement Benchmark, the provisions of Clause 10.3 (Cost of Funds) shall apply until such consensus is reached.

27.2.2.
For purposes of this Clause 27.2:

27.2.2.1.
"Relevant Nominating Body" means the South African Reserve Bank or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them;
27.2.2.2.
"Replacement Benchmark" means a benchmark rate which is: 27.2.2.2.1. formally designated, nominated or recommended as the replacement for a Screen Rate by:

27.2.2.2.1.1.
the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or

27.2.2.2.1.2.
any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Benchmark" will be the replacement under sub-clause 27.2.2.2.1 above;

27.2.2.2.2.
in the opinion of the Lender and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or

27.2.2.2.3.
in the opinion of all the Lender and the Borrower, an appropriate successor to a Screen Rate; and

27.2.2.3.
"Screen Rate Replacement Event" means, in relation to a Screen Rate:

27.2.2.3.1.
the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Lender and the Borrower materially changed;

27.2.2.3.2.

27.2.2.3.2.1.
either (A) the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or (B) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

27.2.2.3.2.2.
the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

27.2.2.3.2.3.
the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or

27.2.2.3.2.4.
the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used;

27.2.2.3.3.
the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

27.2.2.3.3.1.
the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Lender and the Borrower) temporary; or

27.2.2.3.3.2.
that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less 30 (thirty) days;

27.2.2.3.4.
any Relevant Nominating Body formally designates, nominates or recommends a replacement for a Screen Rate which has become available for general use; or

27.2.2.3.5.
in the opinion of the Lender and the Borrower that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

28.
CONFIDENTIAL INFORMATION

28.1.
Confidential Information

The Lender agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 28.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

28.2.
Disclosure of Confidential Information

Any Lender may disclose:

28.2.1.
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and other Representatives such Confidential Information as the Lender shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 28.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

28.2.2.
to any other person:

28.2.2.1.
to (or through) whom it transfer (or may potentially transfer) all or any of its rights and obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Lender and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

28.2.2.2.
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation or other credit participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of its Affiliates, Related Funds, Representatives and professional advisers;

28.2.2.3.
appointed by any Finance Party or by a person to whom Clause 28.2.2.1 or Clause 28.2.2.2 applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

28.2.2.4.
who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in Clause 28.2.2.1 or Clause 28.2.2.2;

28.2.2.5.
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

28.2.2.6.
to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

28.2.2.7.
who is a Party; or

28.2.2.8.
with the consent of the Borrower;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

28.2.2.8.1.
in relation to Clauses 28.2.2.1, 28.2.2.2 and 28.2.2.3, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

28.2.2.8.2.
in relation to Clause 28.2.2.4, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; and

28.2.2.8.3.
in relation to Clauses 28.2.2.5, 28.2.2.6, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Lender, it is not practicable so to do in the circumstances; and

28.2.3.
to any rating agency (including its professional advisers), such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Borrower.

28.3.
Entire agreement

This Clause 28 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Lender under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

28.4.
Inside information

The Lender acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Lender undertakes not to use any Confidential Information for any unlawful purpose.

28.5.
Notification of disclosure

The Lender agrees (to the extent permitted by law and regulation) to inform the Borrower:

28.5.1.
of the circumstances of any disclosure of Confidential Information made pursuant to Clause 28.2.2.5 except where such disclosure is made to any of the persons referred to in that clause during the ordinary course of its supervisory or regulatory function; and

28.5.2.
upon becoming aware that Confidential Information has been disclosed in breach of this Clause 28 (Confidential Information).

28.6.
Continuing obligations

The obligations in this Clause 28 (Confidential Information) are continuing and, in particular, shall survive and remain binding on the Lender for a period of 12 (twelve) Months from the earlier of:

28.6.1.
the date on which all amounts payable by the Borrower under or in connection with the Finance Documents have been paid in full and the Commitment has been cancelled or otherwise ceases to be available; and

28.6.2.
the date on which the Lender otherwise ceases to be a Lender.

29.
CONFIDENTIALITY OF FUNDING RATES

29.1.
Confidentiality and disclosure

29.1.1.
The Lender and the Borrower agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by Clauses 29.1.2, 29.1.3 below.

29.1.2.
The Lender may disclose:

29.1.2.1.
any Funding Rate to the Borrower pursuant to Clause 8.4 (Notification of rates of interest); and

29.1.2.2.
any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services.

29.1.3.
The Lender and the Borrower may disclose any Funding Rate, to:

29.1.3.1.
any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this Clause 29.1.3.1 is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

29.1.3.2.
any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law, regulation or applicable accounting standards if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information expect that there shall be no requirement to so inform if, in the opinion of the Lender or the Borrower, as the case may be, it is not practicable to do so in the circumstances;

29.1.3.3.
any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigation, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Lender or the Borrower, as the case may be, it is not practicable to do so in the circumstances; and

29.1.3.4.
any person with the consent of the Lender.

29.2.
Related obligations

29.2.1.
The Lender and the Borrower acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including, securities law relating to insider dealing and market abuse and the Lender and the Borrower undertake not to use any Funding Rate for any unlawful purpose.

29.2.2.
The Lender and the Borrower agree (to the extent permitted by law and regulation) to inform the Lender:

29.2.2.1.
of the circumstances of any disclosure made pursuant to Clause 29.1.3.2 except where such disclosure is made to any of the persons referred to in that clause during the ordinary course of its supervisory or regulatory function; and

29.2.2.2.
upon becoming aware that any information has been disclosed in breach of this Clause 29.

29.3.
No Event of Default

No Event of Default will occur under Clause 20.2 (Other obligations) by reason only of the Borrower’s failure to comply with this Clause 29.

30.
RENUNCIATION OF BENEFITS

The Borrower renounces, to the extent permitted under applicable law, the benefits of each of the legal exceptions of excussion, division, revision of accounts, no value received, errore calculi, non causa debiti, non numeratae pecuniae and cession of actions, and declares that it understands the meaning of each such legal exception and the effect of such renunciation.

31.
COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

32.
WAIVER OF IMMUNITY

The Borrower waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

32.1.
the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and

32.2.
the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

33.
SOLE AGREEMENT

This Agreement constitutes the sole record of the agreement between the Parties in regard to the subject matter thereof.

34.
NO IMPLIED TERMS

No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded in any Finance Document in regard to the subject matter thereof.

35.
GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it is governed by South African law.

36.
ENFORCEMENT

36.1.
The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division, Johannesburg (or any successor to that division) in regard to all matters arising from the Finance Documents (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

36.2.
The Parties agree that the courts of South Africa are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

36.3.
Notwithstanding Clause 36.1, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

[SIGNATURE PAGES FOLLOW AFTER SCHEDULES]

1

THE BORROWER

For: RENERGEN LIMITED

Signature: /s/ Stefano Marani

2

Name: Capacity: Date:

3

who warrants that he / she is duly authorised thereto

Stefano Marani

Director

12/12/2025

4

THE LENDER

For: THE STANDARD BANK OF SOUTH AFRICA LIMITED (ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION)

Signature: /s/ Jacobus Arnoldus Francois van Wyk

5

Name: Capacity: Date:

6

who warrants that he / she is duly authorised thereto Jacobus Arnoldus Francois van Wyk Authorised signatory

12 December 2025